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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☒ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

BROWN SHOE COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Brown Shoe Company, Inc.
BROWN SHOE  8300 Maryland Avenue,
St. Louis MO 63105-3693

Ronald A. Fromm
Chairman of the Board
and Chief Executive Officer

[LOGO]
April __, 2007

To Brown Shoe Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Brown Shoe Company, Inc. to be held at our headquarters at 8300 Maryland Avenue, St. Louis, Missouri, in the Conference Center, on Thursday, May 24, 2007, at 11:00 a.m., St. Louis time. The formal Notice of the Annual Meeting, the Proxy Statement and a proxy card accompany this letter. Our Annual Report for fiscal year 2006 is also enclosed.

I hope you will be present at the meeting. Whether or not you plan to attend, please cast your vote by telephone or on the Internet, or complete, sign and return the enclosed proxy card in the postage-prepaid envelope, also enclosed. The prompt execution of your proxy will be greatly appreciated.

Sincerely yours,

/s/ RONALD A. FROMM
Ronald A. Fromm
Chairman of the Board and
Chief Executive Officer

[BROWN SHOE LOGO]

Brown Shoe Company, Inc.
8300 Maryland Avenue, St. Louis, Missouri 63105-3693

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE:	Thursday, May 24, 2007
TIME:	11:00 a.m., St. Louis Time
PLACE:	8300 Maryland Avenue
Conference Center
St. Louis, Missouri 63105

Matters to be voted on:

1.	Election of four directors
2.	Approval of an amendment to the Company’s certificate of incorporation to reduce the par value of the common stock from $3.75 per share to $.01 per share
3.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants
4.	Any other matters if properly raised

Only shareholders of record at the close of business on April 9, 2007 may vote at the meeting. Your vote is important. Whether you plan to attend the annual meeting or not, please cast your vote by phone or on the Internet, or complete, date and sign your proxy card and return it in the envelope provided. If you attend the meeting and prefer to vote in person, you may do so even if you have previously submitted a proxy.

It is our policy that all proxies, ballots and vote tabulations that identify the vote of any shareholder will be kept strictly confidential until after a final vote is tabulated and announced, except in extremely limited circumstances. Such limited circumstances include contested solicitation of proxies, when disclosure is required by law, to defend a claim against us or to assert a claim by us, and when a shareholder’s written comments appear on a proxy or other voting material.

/s/ MICHAEL I. OBERLANDER
Michael I. Oberlander
Senior Vice President, General Counsel and
Corporate Secretary

April __, 2007

TABLE OF CONTENTS

PROXY STATEMENT - 2007 ANNUAL MEETING OF SHAREHOLDERS

Non-Qualified Deferred Compensation
Payments on Termination or Change in Control
Severance Agreements
Benefits Under Company Plans Following a Change in Control
Early Retirement Agreement with Andrew M. Rosen
Estimate of Severance Payments and Benefits
Compensation Committee Interlocks and Insider Participation	21

PRINCIPAL HOLDERS OF OUR STOCK	22

OTHER MATTERS	22
Shareholder Proposals for the 2008 Annual Meeting	22-23
Other	23

PROXY STATEMENT
FOR THE BROWN SHOE COMPANY, INC.
2007 ANNUAL MEETING OF SHAREHOLDERS

Information about the Annual Meeting

Why am I receiving these proxy materials?

Your board of directors is soliciting proxies to be voted at the 2007 Annual Meeting of Shareholders. This proxy statement includes information about the issues to be voted upon at the meeting.

On April __, 2007, we began distributing these proxy materials to all shareholders of record at the close of business on April 9, 2007. There were _____ shares of our common stock issued and outstanding on April 9, 2007.

Where and when is the annual meeting?

The Annual Meeting of Shareholders will take place on May 24, 2007 in the Conference Center at our headquarters, located at 8300 Maryland Avenue, St. Louis, Missouri 63105. The meeting will begin at 11:00 a.m., St. Louis time.

What am I voting on?

We are aware of three items to be voted on by shareholders at the annual meeting:
•	The election of four directors (Ward M. Klein, W. Patrick McGinnis and Hal J. Upbin, each for a three-year term, and Julie C. Esrey for a two-year term),
•	Amendment to our Certificate of Incorporation to reduce par value of our Common Stock to $.01 per share, and
•	Ratification of independent registered public accountants

How many votes do I have?

You have one vote for each share of our common stock that you owned at the close of business on March 28, 2007, the record date. These shares include:

• Shares held directly in your name as the “shareholder of record,” and

• Shares held for you as the “beneficial owner” through a broker, bank, or other nominee in “street name.”

What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?

If your shares are registered directly in your name with our transfer agent, Mellon Investor Services, LLC, you are considered, with respect to those shares, the “shareholder of record.” The Notice of Annual Meeting, Proxy Statement, 2006 Annual Report and proxy card have been sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of the shares held in street name. The Notice of Annual Meeting, Proxy Statement, 2006 Annual Report and proxy card or voting instruction card have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder or record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or the Internet.

If I am a shareholder of record, how can I vote my shares?

You can vote by proxy or in person.

How do I vote by proxy?

If you are a shareholder of record, you may vote your proxy by telephone, Internet, or mail. Our telephone and Internet voting procedures are designed to authenticate shareholders by using individual control numbers that can be found on the proxy card. Voting by telephone or Internet will help us reduce costs. If you vote promptly, you can save us the expense of a second mailing.

• Voting your proxy by telephone

In the U.S. and Canada, you can vote your shares by telephone by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day, 7 days a week until 11:59 pm Eastern Time on the day before the meeting. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

• Voting your proxy by Internet

You can also choose to vote via the Internet. The web site for Internet voting is on your proxy card. Internet voting is available 24 hours a day, 7 days a week until 11:59 pm Eastern Time on the day before the meeting. If you vote via the Internet, you do not need to return your proxy card.

• Voting your proxy by mail

If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

If you vote by proxy using any of these three methods, the persons named on the card (your “proxies”) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director and for or against any other proposals properly brought before the annual meeting. If you vote by telephone or Internet and choose to vote with the recommendation of your board of directors, or if you vote by mail, sign your proxy card, and do not indicate specific choices, your shares will be voted “FOR” the election of all nominees for director, “FOR” the reduction in par value per share, and “FOR” the ratification of the Company’s registered independent public accountants. If any other matter is properly brought before the meeting, your proxies will vote in accordance with their best judgment. At the time this proxy statement went to press, we knew of no matter that is required to be acted on at the annual meeting other than those discussed in this proxy statement.

If you wish to give a proxy to someone other than the persons named on the enclosed proxy card, you may strike out the names appearing on the card and write in the name of any other person, sign the proxy, and deliver it to the person whose name has been substituted.

May I revoke my proxy?

If you give a proxy, you may revoke it in any one of three ways:

• Submit a valid, later-dated proxy,

• Notify our Corporate Secretary in writing before the annual meeting that you have revoked your proxy, or

• Vote in person at the annual meeting.

How do I vote in person?

If you are a shareholder of record, you may cast your vote in person at the annual meeting.

If I hold shares in street name, how can I vote my shares?

You can submit voting instructions to your broker, bank or nominee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Please refer to the voting instruction card included in these materials by your broker, bank or nominee.

What shares are included on the proxy card?

If you are a shareholder of record you will receive only one proxy card for all the shares you hold. This includes shares in certificate form as well as shares in book-entry form.

Is my vote confidential?

Yes. Voting tabulations are confidential, except in extremely limited circumstances. Such limited circumstances include contested solicitation of proxies, when disclosure is required by law, to defend a claim against us or to assert a claim by us, and when a shareholder’s written comments appear on a proxy or other voting material.

What is a “quorum” for the meeting?

In order to have a valid shareholder vote, a quorum must exist at the annual meeting. Under the New York Business Corporation Law and our bylaws, a quorum will exist when shareholders holding a majority of the outstanding shares of our stock are present or represented at the meeting. For these purposes, shares that are present or represented by proxy at the annual meeting will be counted towards a quorum, regardless of whether the holder of the shares or proxy fails to vote on a particular matter or whether a broker with discretionary voting authority fails to exercise such authority with respect to any particular matter.

What vote is required to approve each proposal?

Item 1 - Election of Four Directors
The nominees who receive the most votes for the available positions will be elected. If you do not vote for a particular nominee or you indicate “withheld” for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee.

Item 2 - Reduce Par Value of our Common Stock
The affirmative vote of a majority of the outstanding shares entitled to vote at the annual meeting is required for approval of the proposed amendment to our Certificate of Incorporation to reduce the par value of our Common Stock to $.01 per share.

Item 3 - Ratification of the Appointment of Independent Registered Public Accountants
The affirmative vote of a majority of the shares voting either for or against Proxy Item 3 is required for approval of the proposed ratification of the appointment of independent registered public accountants.

Other matters	The affirmative vote of a majority of the shares voting either for or against such matters at the annual meeting is required to act on any other matter properly brought before the meeting.

If a broker indicates on its proxy that it does not have authority to vote certain shares held in “street name” on particular proposals, the shares not voted (“broker non-votes”) will not have any effect with respect to such proposals. Broker non-votes occur when brokers do not have discretionary voting authority on certain proposals under the rules of the New York Stock Exchange and the beneficial owner has not instructed the broker how to vote on these proposals. If you are a beneficial owner, your bank, broker or other holder of record is permitted to vote your shares on the election of directors and ratification of appointment of independent registered public accountants, even if the holder does not receive voting instructions from you. The record holder may not vote on the amendment to our Certificate of Incorporation to reduce the par value of our common stock absent instructions from you; therefore, without your voting instructions, a broker non-vote will occur on that proposal.

Shares represented by proxies that are marked vote “withheld” with respect to the election of any person to serve on the board of directors, will not be considered in determining whether such a person has received the affirmative vote of a plurality of the shares. Shares represented by proxies that are marked “abstain” with respect to any other proposal will not be considered in determining whether such proposal has received the affirmative vote of a majority of the shares and such proxies will not have the effect of a “no” vote. Shares represented by proxies which deny the proxy-holder discretionary authority to vote on any other proposal (broker non-votes) will not be considered in determining whether such proposal has received the affirmative vote of a majority of the shares and such proxies will not have the effect of a “no” vote.

Can I access the Notice of Annual Meeting, Proxy Statement and 2006 Annual Report to Shareholders on the Internet?

The Notice of Annual Meeting and Proxy Statement are accessible on the Internet as a single document identified as “2007 Proxy Statement,” and the 2006 Annual Reports is also available, on our website at www.brownshoe.com/investor.

Shareholders of Record: If you vote on the Internet at www.proxyvoting.com/bws, simply follow the prompts for enrolling in the electronic proxy delivery service.

Beneficial Owners: If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your broker, bank or other holder of record regarding the availability of this service.

What are the costs of soliciting these proxies?

We are paying the cost of preparing, printing, and mailing these proxy materials. We will reimburse banks, brokerage firms, and others for their reasonable expenses in forwarding proxy materials to beneficial owners and obtaining their instructions.

Proxies will be solicited by mail and also may be solicited by our executive officers and other employees personally, by telephone or by electronic means, but such persons will not be specifically compensated for such services. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons and we will reimburse them for their reasonable expenses incurred therein. If we decide to retain a proxy solicitor, we will pay the fees charged by the proxy solicitor.

Where can I find the voting results of the meeting?

We intend to announce preliminary voting results at the meeting. We will publish the final results in our Report on Form 10-Q for the first quarter of 2007, which we expect to file on or before June 14, 2007. You can obtain a copy of the Form 10-Q on our website at www.brownshoe.com/investor, by calling the Securities and Exchange Commission at (800) SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov. Information on our website does not constitute part of this proxy statement.

How can I reduce the number of copies of proxy materials delivered to my household?

Securities and Exchange Commission rules allow delivery of a single annual report and proxy statement to households at which two or more shareholders reside. Accordingly, shareholders sharing an address who have been previously notified by their broker or its intermediary will receive only one copy of the annual report and proxy statement, unless the shareholder has provided contrary instructions. Individual proxy cards or voting instruction forms (or electronic voting facilities) will, however, continue to be provided for each shareholder account. This procedure, referred to as “householding,” reduces the volume of duplicate information you receive, as well as our expenses. If your family has multiple accounts, you may have received householding notification from your broker earlier this year and, consequently, you may receive only one proxy statement and annual report. If you prefer to receive separate copies of our proxy statement or annual report, either now or in the future, we will promptly deliver, upon your written or oral request, a separate copy of the proxy statement or annual report, as requested, to any shareholder at your address to which a single copy was delivered. Notice should be given to us by mail at 8300 Maryland Avenue, St. Louis, Missouri 63105, attention: Senior Vice President, General Counsel and Corporate Secretary, or by telephone at (314) 854-4000. If you are currently a shareholder sharing an address with another shareholder and wish to have only one proxy statement and annual report delivered to the household in the future, please contact us at the same address or telephone number.

CORPORATE GOVERNANCE

Our Principles and Governance Guidelines

Since 1878, we have been guided by a value system that emphasizes integrity and trust at all levels of our organization. We have longstanding policies and practices to promote the management of our Company with integrity and in our shareholders’ best interests. The board has adopted and adheres to Corporate Governance Guidelines that the board and senior management believe represent sound practices. The corporate governance guidelines are available on our website at www.brownshoe.com/governance. The board periodically reviews these guidelines, New York law (the state in which we are incorporated), the rules and listing standards of the New York Stock Exchange, and SEC regulations, as well as best practices suggested by recognized governance authorities. The guidelines reflect the board’s policy that all directors are expected to attend the annual meeting of shareholders and all of them attended last year’s annual meeting. The charters for the Board’s Executive, Audit, Compensation and Governance and Nominating Committees are also available on our website at www.brownshoe.com/governance, and copies of these charters will be provided to shareholders, upon written or oral request to our Senior Vice President, General Counsel and Corporate Secretary, 8300 Maryland Avenue, St. Louis, Missouri 63105, or by telephone at (314) 854-4000. Information on our website shall not be deemed to constitute part of this proxy statement.

Independent Directors

Currently, of the ten members of the board of directors, nine meet the New York Stock Exchange standards for independence. A director is considered to be an independent director only if the director does not have a material relationship with the Company, as determined by the board. The board has adopted standards for independence to assist it in making this determination. These standards are described in the Company’s Corporate Governance Guidelines, available on our website at www.brownshoe.com/governance. As of the date of this proxy statement, the board has determined that, except for our Chairman and Chief Executive Officer, Ronald A. Fromm, each of the other members of the board of directors is independent, including Mr. Bower, Ms. Esrey, Ms. Hendra, Mr. Klein, Mr. Korn, Ms. McGinnis, Mr. McGinnis, Mr. Neidorff and Mr. Upbin. In making its determination of independence, the Board considered that Ms. Hendra is affiliated with OgilvyOne LLC, which provided services to the Company in fiscal 2006. The board determined that the amount paid by the Company to Ogilvy was not material to the Company or to Ogilvy. Assuming all nominees are elected as directors, there will be 9 independent directors out of 10, which satisfies the Company’s goal, as set forth in the Corporate Governance Guidelines, that two-thirds of the directors will be independent under the New York Stock Exchange standards.

The independent members of the board meet regularly without any members of management present. In accordance with our Corporate Governance Guidelines, Mr. Bower, as chair of the Executive Committee, usually presides at such executive sessions, and if he is absent, then another director who is a member of the Executive Committee presides in his place. Only independent directors serve on our Audit, Compensation, and Governance and Nominating Committees.

Code of Ethics

We have a Code of Business Conduct, which is applicable to all directors, officers and employees of the Company. We have an additional Code of Ethics, which is applicable to the principal executive officer, principal financial officer and principal accounting officer. Both the Code of Business Conduct and the Code of Ethics are available on the Company’s website at www.brownshoe.com/governance. We intend to post amendments to or waivers from (to the extent applicable to an executive officer of the Company) either code on our website.

Communicating with the Board

Shareholders and other parties interested in communicating directly with an individual director or with the non-management directors as a group may write to the individual director or group, c/o Corporate Secretary, Brown Shoe Company, Inc., 8300 Maryland Avenue, St. Louis, Missouri 63105 or by sending an e-mail to directors@brownshoe.com. The board approved a process for handling communications received by the Company and addressed to non-management members of the board. Under that process, the Corporate Secretary of the Company reviews all such correspondence and regularly forwards to the board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the board or its committees or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Board Meetings and Committees

The board has the following four committees: Audit, Compensation, Executive and Governance and Nominating. The table below indicates the current membership of each committee and how many times the board and each committee met in fiscal 2006. Each director attended at least 75 percent of the total number of meetings of the board and of the committees on which he or she serves, during his or her term.

	Board	Audit	Compensation	Executive	Governance and Nominating
Current
Joseph L. Bower	Member		Member	Chair	Chair
Julie C. Esrey	Member		Member		Member
Ronald A. Fromm	Chair			Member
Carla Hendra(1)	Member
Ward M. Klein(2)	Member
Steven W. Korn	Member	Member			Member
Patricia G. McGinnis	Member		Member		Member
W. Patrick McGinnis	Member	Member	Chair
Michael F. Neidorff(3)	Member		Member
Hal J. Upbin	Member	Chair		Member
Number of 2006 Meetings	9	7	6	1	3

Retired
Richard A. Liddy (4)	Member			Chair	Member
Jerry E. Ritter (4)	Member	Chair		Member
______________________
(1)	Ms. Hendra served as a member of the Audit Committee from May 25, 2006 through November 28, 2006.
(2)	Mr. Klein joined the board on March 7, 2007. Mr. Klein was recommended to the Governance and Nominating Committee by our retired directors Richard A. Liddy and Jerry E. Ritter.
(3)	Mr. Neidorff joined the board on March 2, 2006. Mr. Neidorff was recommended to the Governance and Nominating Committee by Mr. Ritter.
(4)	Mr. Liddy and Mr. Ritter served as directors from January 29, 2006 through May 25, 2006, and each retired at the end of his three-year term and did not stand for re-election at the 2006 annual meeting.

Audit Committee

The Audit Committee’s primary responsibilities are to monitor (a) the integrity of the Company’s financial statements, (b) the financial reporting process and systems of internal accounting and financial controls, (c) compliance with ethics policies and legal and regulatory requirements and the Company’s independent registered public accountants’ qualifications and independence and (d) the performance of the Company’s internal audit function and independent registered public accountants. The audit committee is directly responsible for the appointment, compensation and oversight of the work of the independent registered public accountants. The board has determined, in its judgment, that the audit committee is composed solely of independent directors as defined in the NYSE listing standards and Rule 10A-3 of the Exchange Act and operates under a written charter adopted by the entire board. The board has determined, in its judgment, that Mr. Upbin qualifies as an “audit committee financial expert.” The board, in the Corporate Governance Guidelines, has established the policy that no member of the Audit Committee may serve on the audit committees of more than three public companies (including our audit committee). Also see “Audit Committee Report.”

Compensation Committee

The Compensation Committee’s primary responsibility is to establish the executive officers’ compensation. The committee also reviews changes in the compensation of other key management employees, approves the participation of executives and other key management employees in the various compensation plans, reviews our compensation programs, and monitors our promotion and management development practices. The committee meets several times each year (5 times in fiscal 2006), and committee agendas are established in consultation between the committee chair and the Company’s Chief Talent Officer. The Company, through its human resources department and the committee, has retained Hewitt Associates as its independent compensation consultant to assist in evaluating executive compensation programs and in setting executive officers’ compensation. The consultant usually prepares a benchmarking report for the committee’s use in setting executive compensation and makes a presentation to the committee concerning compensation trends and best practices, plan design and the reasonableness of individual compensation awards. As requested by the committee from time to time, the consultant prepares specific compensation recommendations for the committee’s consideration. The Company’s Chief Executive Officer gives the committee a performance assessment and compensation recommendation for each of the other named executive officers. Those recommendations are then considered by the committee with the assistance of the Company’s Chief Talent Officer. The Chief Executive Officer, Chief Talent Officer and Vice President, Total Rewards generally attend committee meetings, but the committee meets in executive session when discussing compensation for the Chief Executive Officer.

The board has determined, in its judgment, that the Compensation Committee is composed solely of independent directors as defined in the NYSE listing standards and operates under a written charter adopted by the entire board. Also see “Report of the Compensation Committee.”

Executive Committee

The Executive Committee may exercise all of the powers and duties of the board in the direction of the management of our business and affairs during the intervals between board meetings that may lawfully be delegated to it by the board of directors. However, certain categories of matters have been expressly reserved to the full board. The Executive Committee operates under a written charter adopted by the entire board.

Governance and Nominating Committee

The Governance and Nominating Committee develops criteria for membership on the board, recommends candidates for membership on the board and its committees, evaluates the structure and composition of the board, reviews and recommends compensation of non-employee directors, oversees the evaluation of executive management, and reviews the effectiveness of board governance. A candidate should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of shareholders. In evaluating the suitability of individual nominees, the Governance and Nominating Committee will also take into account, among other things, the nominee’s personal and professional attributes, ability to provide necessary stewardship over business strategies and programs adopted to ensure the coordination of interests among employees, management and shareholders, ability to respect and maintain adherence to the Code of Business Conduct, and ability to balance short-term goals and long-term goals of the Company and its shareholders. The Governance and Nominating Committee will consider a candidate for director proposed by a shareholder, provided that the proposing shareholder submits the information by the specified deadline, and provides appropriate information, as discussed in more detail in the section “Shareholder Proposals for the 2007 Annual Meeting.” A shareholder wishing to propose a candidate for the committee’s consideration should forward the candidate’s name and information about the candidate’s qualifications to our Corporate Secretary. The board has determined, in its judgment, that the Governance and Nominating Committee is composed solely of independent directors as defined in the NYSE listing standards and operates under a written charter adopted by the entire board.

Compensation of Non-Employee Directors

Non-Employee Director Compensation Summary

A director who is an employee does not receive payment for service as a director. The following table summarizes compensation paid to non-employee directors during fiscal 2006:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Current
Joseph L. Bower	$72,625	$205,983	$278,608
Julie C. Esrey	59,500	205,983	265,483
Carla Hendra	54,500	128,939	183,439
Ward M. Klein(3)	--	--	--
Steven W. Korn	60,500	144,742	205,242
Patricia G. McGinnis(4)	54,500	699,858	754,358
W. Patrick McGinnis	62,500	205,983	268,483
Michael F. Neidorff(4)	50,363	59,465	109,828
Hal J. Upbin	67,875	144,928	212,803
Retired
Richard A. Liddy(5)	23,375	74,052	97,427
Jerry E. Ritter(6)	25,125	34,985	60,110

___________________
(1)
Cash fees include fees for attending board and committee meetings in Fiscal 2006 as well as the annual retainer amount for serving on the board and as the chairperson for a committee during fiscal 2006. Cash retainers and committee chair retainers are paid at the end of each fiscal quarter, which results in three payments being made during the fiscal year of election and the remaining payment being made in the following fiscal year. These cash fee amounts have not been reduced to reflect a director’s election to defer receipt of cash fees pursuant to the Deferred Compensation Plan for Non-Employee Directors these deferrals are indicated in note (4) below.

(2)	Amounts in the Stock Awards column reflect the change in cumulative liability for financial statement reporting purposes with respect to fiscal 2006 for the fair value of restricted stock units and phantom stock units outstanding as of fiscal 2005 year-end and additional restricted stock units granted during fiscal 2006; these amounts exclude the grant date fair value of phantom units granted during fiscal 2006 and as to which the value of the cash compensation being deferred is included in “Fees Earned or Paid in Cash” column and also exclude dividend equivalents granted in fiscal 2006 on both the restricted stock units and phantom stock units. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The change in cumulative liability for these awards is calculated in accordance with FAS 123R, which provides that the fair value of the restricted stock units is spread over the number of months of service required for the grant to be non-forfeitable; for restricted stock units that are no longer forfeitable and for phantom units that are fully vested upon grant, FAS 123R calculates the liability (being the change in fair value) based on the change in the closing price of the stock between the measurement dates. These amounts reflect the Company’s expense under FAS 123R for these awards, and do not correspond to the actual value that may be recognized by the director. Additional information regarding stock and option awards granted to directors during fiscal 2006 and outstanding at fiscal 2006 year-end is provided under the heading “Non-Employee Director Equity Awards.”
(3)	Mr. Klein was elected to the Board in March 2007; accordingly he did not serve on the Board or receive compensation as a director during fiscal 2006.
(4)	Ms. McGinnis and Mr. Neidorff elected to defer all of their directors’ fees paid during fiscal 2006 pursuant to the Deferred Compensation Plan for Non-Employee Directors; and pursuant to that plan they received a number of fully vested phantom stock units on the last day of each fiscal quarter based on the total retainer and meeting fees earned for the quarter divided by the market value (mean of the high and low price) of the Company’s common stock on the last trading day of the fiscal quarter. The cash value of these units is included within Fees Earned or Paid in Cash column and is excluded from the calculations in the Stock Awards column. Ms. McGinnis shows a substantially higher stock award amount than other directors because she has a substantial number of accumulated phantom stock units and accrued dividends thereon and the previously granted units have increased in value based on the increase in our common stock price.

(5)	Mr. Liddy served as director until May 25, 2006 and did not stand for re-election at the 2006 annual meeting. In connection with his retirement, as adjusted for our recent stock split, Mr. Liddy exercised stock options for 19,500 shares, and he received a cash payment of $231,699 upon tender of 8,943 restricted stock units.

(6)	Mr. Ritter served as director until May 25, 2006 and did not stand for re-election at the 2006 annual meeting. In connection with his retirement, as adjusted for our recent stock split, Mr. Ritter exercised stock options for 19,500 shares, and he received a cash payment of $70,667 upon tender of 2,727 restricted stock units.

Non-Employee Director Equity Awards

The following table shows stock options and other stock awards (restricted stock units and phantom stock units) granted to directors during fiscal 2006 and those held by directors at the end of Fiscal 2006 (February 3, 2007). All unit and stock option numbers have been adjusted for the recent stock split. For our directors who retired in fiscal 2006, no equity awards were granted during fiscal 2006 or were outstanding at our fiscal year-end.

	Options	Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable At February 3, 2007(1)	Phantom Stock Units			Restricted Stock Units
		Fiscal 2006 Cash Deferred ($)	Number Granted in Fiscal 2006 (#)(2)	Number of Phantom Stock Units (#) Held At February 3, 2007	Restricted Stock Units Granted in Fiscal 2006 (#)(3)	Grant Date Fair Value ($)(4)	Number of Restricted Stock Units (#) Vested at February 3, 2007 (#)	Number of Restricted Stock Units (#) Unvested at February 3, 2007 (#)
Joseph L. Bower	28,125				1,650	$42,746	8,943	1,717
Julie C. Esrey	28,125				1,650	42,746	8,943	1,717
Carla Hendra					1,650	42,746	2,725	1,663
Ward M. Klein(5)
Steven W. Korn					1,650	42,746	5,254	1,692
Patricia G. McGinnis	25,425	54,500	1,568	20,436	1,650	42,746	8,943	1,717
W. Patrick McGinnis	18,900				1,650	42,746	8,943	1,717
Michael F. Neidorff		50,363	1,293	1,293	1,650	42,746	--	1,660
Hal J. Upbin					1,650	42,746	5,260	1,693
____________________
(1) No stock options have been granted to non-employee directors since 2002; options granted to non-employee directors were fully vested upon grant. These stock options have a term of ten years, were granted as of the date of approval by the Governance and Nominating Committee, have an exercise price based on the average of the high and low price for our stock on the grant date, and terminate 60 says following retirement as a director. Because these options were fully vested prior to fiscal 2006, the Company did not recognize any compensation expense in fiscal 2006 with respect to these options.

(2) The number of phantom stock units granted as deferred compensation was based on the fair market value (average of the high and low prices) on the grant date, which is the quarter-end date for the quarter during which the cash fees would otherwise have been paid. The number of units shown in this table does not include dividend equivalent units paid in fiscal 2006.

(3) Annual awards of restricted stock units were granted on May 26, 2006 as compensation for service during the May 2006-May 2007 term. The number of units shown in this table also includes dividend equivalent units paid in fiscal 2006.

(4) The grant date fair value has been determined by multiplying the average of the high and low sale price ($25.91) of our stock on the date of grant (May 25, 2006) by the number of units, and excludes the value of dividend equivalent units paid in fiscal 2006.

(5) Mr. Klein was not a member of the board during fiscal 2006.

Fiscal 2006 Director Compensation Guidelines

For fiscal 2006, commencing with the 2006 Annual Meeting on May 25, 2006, the following compensation guidelines were in effect for non-employee directors, with cash retainers payable quarterly in arrears:

• $30,000 as an annual retainer,
• Chairs of the Compensation, Executive and Governance and Nominating Committees each received an additional $7,500 annual retainer,
• Chair of the Audit Committee received an additional $12,500 annual retainer
• As adjusted for our recent stock split, an award of 1,650 restricted stock units granted on May 26, 2006. This was valued at $25.91 per unit and $42,746 in total (based on the average of the high and low prices for the Company’s common stock on that date).
• $1,500 fee for each board meeting attended, or each day of such meeting if such meeting was over multiple days, and $1,000 for each committee meeting attended, regardless of whether serving as a member of the committee.
• Reimbursement of customary expenses (such as travel expenses, meals and lodging) for attending board, committee and shareholder meetings.

During the portion of fiscal 2006 prior to last year’s annual meeting, the director compensation approved in May 2005 was in effect, and provided for substantially the same cash compensation payments to non-employee directors.

We also carry liability insurance and travel accident insurance that covers our directors. We do not maintain a directors’ retirement plan or a directors’ legacy or charitable giving plan, although directors are permitted to participate in our employee matching gift program on the same terms as employees, thereby providing a match for charitable giving to institutions of higher education and arts and cultural organizations aggregating up to $5,000 per year per individual. Directors do not participate in the Company’s pension plan, Supplemental Executive Retirement Plan (SERP), annual cash incentive plan or performance share plan.

Directors’ compensation is established by the board of directors upon the recommendation of the Governance and Nominating Committee. In March 2007, the Governance and Nominating Committee recommended that compensation for non-employee directors remain the same for the year following the annual meeting, except to adjust the number of restricted stock units granted for the year. As of the date of this proxy statement, no determination has been made with respect to a 2007 grant of restricted stock units to non-employee directors, although this matter is expected to be considered by the board prior to the annual meeting.

A director who is an employee does not receive payment for service as a director.

Restricted Stock Units

To align the directors’ interests with those of our stockholders, in connection with the annual meeting of shareholders, the board has approved an equity based grant to directors, as recommended by the Governance and Nominating Committee, with grants made in the board’s discretion at other times only for new directors appointed between annual meetings.

The restricted stock units granted to non-employee directors are the economic equivalent of a grant of restricted stock; however, no actual shares of stock are issued at the time of grant or upon payment. Rather, the award entitles the non-employee director to receive cash, at a future date, equal to the future market value of one share of our common stock for each restricted stock unit, subject to satisfaction of a one-year vesting requirement. For this grant, the Governance and Nominating Committee has established an approximate aggregate cash value for the grant, and then determined the exact number of restricted stock units granted to each non-employee director by dividing the aggregate value of the award by the fair market value of the common stock on the date of grant (average of the high and low prices). The units vest in full one year after the date of grant, and the payout will be on the date that service as director terminates or such earlier date as a non-employee director may elect. Dividend equivalents are paid on restricted stock units at the same rate as dividends on the Company’s common stock, and are automatically re-invested in additional restricted stock units as of the payment date for the dividend.

Deferred Compensation Plan for Non-Employee Directors

In 1999, the board adopted a deferred compensation plan for non-employee directors. Under the plan, we credit each participating director’s account with the number of “phantom units” that is equal to the number of shares of our stock which the participant could purchase or receive with the amount of the deferred compensation, based upon the fair market value (calculated as the average of the high and low price) of our stock on the last trading day of the fiscal quarter when the cash compensation was earned. Dividend equivalents are paid on phantom stock units at the same rate as dividends on the Company’s common stock, and are re-invested in additional phantom stock units at the next fiscal quarter-end. When the participating director terminates his or her service as a director, we will pay the cash value of the deferred compensation to the director (or to the designated beneficiary in the event of death) in annual installments over a five-year or ten-year period, or in a lump sum, at the director’s election. The cash amount payable will be based on the number of units of deferred compensation credited to the participating director’s account, valued on the basis of the fair market value at fiscal quarter-end on or following termination of the director’s service, and calculated based on the average of the high and low price of an equivalent number of shares of our stock on the last trading day of the fiscal quarter. The plan also provides for earlier payment of a participating director’s account if the board determines that the participant has a demonstrated financial hardship.

Stock Ownership by Directors and Executive Officers

The following table shows the amount of our common stock beneficially owned as of April _, 2007, by each director, each of the named executive officers listed in the Summary Compensation Table, and all current directors and executive officers as a group. In general, “beneficial ownership” includes those shares a person has or shares the power to vote, or the power to dispose. The table also shows the number of options to purchase shares of our stock that are exercisable, either immediately or by June __, 2007. For our non-employee directors, the table shows the total number of share units held, as these units have an investment value that mirrors the value of our common stock. All share, unit and option numbers have been adjusted for the recent stock split.

Amount of Common Stock Beneficially Owned
Name	Number of Shares(1)	Exercisable Options(2)	Total	% of Shares Outstanding	Share Units(3)
Current
Joseph L. Bower
Julie C. Esrey
Ronald A. Fromm
Carla Hendra
Mark E. Hood
Ward M. Klein
Steven W. Korn
Patricia G. McGinnis
W. Patrick McGinnis
Michael F. Neidorff
Gary M. Rich
Diane M. Sullivan
Hal J. Upbin
Joseph W. Wood
Current Directors and Executive Officers as a group (18 persons, including persons named above)

Retired
Andrew M. Rosen
_________________
* Represents less than 1% of the outstanding shares of common stock.

(1)
Includes restricted stock as to which the holder has voting rights but no investment power, and which are subject to forfeiture based on service, as follows: Mr. Fromm- ____ shares; Mr. Hood- ___ shares; Mr. Rich - ____; Ms. Sullivan - ____ shares; Mr. Wood - ____; and Current Directors and Executive officers as a group - ____ shares. Also includes shares held by the trustee of the Company’s 401(k) plan for the account of individuals, but as to which the employee does not have the right to vote, as follows: Mr. Fromm- ___ shares; Mr. Hood- __shares; Mr. Rich - ___shares; Ms. Sullivan - ___ shares; Mr. Wood - ___; and Current Directors and Executive officers as a group - ___ shares.

(2)	Shares that could be acquired by exercising stock options through June __, 2007.

(3)
Share units include phantom units under our deferred compensation plan for non-employee directors and restricted stock units issued to our non-employee directors, all of which are denominated to be comparable to shares of Company common stock and are vested or will be vested through June __, 2007. The share units are ultimately paid in cash and have no voting rights. The value of a director’s units is measured by the price of our common stock.

Related Party Transactions

The board recently adopted a written related party transaction policy that provides for the board to review all transactions expected to exceed $100,000 in which a related party has a material interest, or for such a transaction continuing into a subsequent fiscal year, is expected to extend beyond six months or exceed $100,000 in the subsequent year. For purposes of this policy, related parties include the Company’s executive officers, directors or nominees, or 5% beneficial owner of the Company’s common stock, as well as any immediate family member of any of the foregoing, or entity controlled by them or in which they have a 10% beneficial interest. In making its determination whether to approve a related party transaction, the Board shall consider such factors as the extent of the person’s interest in the transaction, the aggregate value, the availability of other sources of comparable products or services, whether the terms of the transaction are no less favorable than terms generally available in unaffiliated transaction under like circumstances, and the benefit to the Company.

During fiscal 2006, the Company engaged OgilvyOne LLC (“Ogilvy”) to provide certain marketing and consulting services. One of our directors, Carla Hendra, is Co-Chief Executive Officer of Ogilvy North America and president of OgilvyOne N.A., both of which are affiliates of Ogilvy. During Fiscal 2006, the Company incurred $665,500 of fees payable to Ogilvy. Although this transaction with Ogilvy was entered into by the Company prior to the board’s adoption of a written policy on related party transaction, the transaction was ratified following the adoption of such written policy.

The Company’s employee matching gift program generally provides a match for charitable giving to institutions of higher education and arts and cultural organizations aggregating up to $5,000 per year per individual. In 2006, the board approved a special match for a charitable gift commitment made by Mr. Fromm to Barnes-Jewish Hospital Foundation, in an aggregate amount of $250,000 over seven years. For fiscal 2006, the Company’s special matching contribution was $35,000. Mr. Fromm does not have a direct, material interest in this matching gift.

In fiscal 2006, there were no other material transactions between the Company and its executive officers, directors or principal shareholders.

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and any persons beneficially owning more than ten percent of our common stock to report their ownership of stock and any changes in ownership to the Securities and Exchange Commission, New York Stock Exchange and Chicago Stock Exchange. The SEC has established specific due dates for these reports, and we are required to report in this proxy statement any failure to file by these dates. Based solely on a review of the copies of the reports furnished to us and written representations that no other such statements were required, we believe that all such other reports of our executive officers and directors were filed on a timely basis.

PROPOSALS REQUIRING YOUR VOTE

ITEM 1- ELECTION OF DIRECTORS

Structure of the Board

Our certificate of incorporation and bylaws provide for a board of directors that is divided into three classes as equal in size as possible. This classified board structure was adopted on November 2, 1954. Each of the classes has a three-year term, and the term of one class expires each year in rotation at that year’s annual meeting. We may change the size of the board by amending our bylaws. Persons elected by a majority of the remaining directors may fill vacancies on the board. A director elected by the board to fill a vacancy, or a new directorship created by an increase in the size of the board, serves until the next annual meeting of shareholders. Our bylaws can be amended by a majority of shareholders acting at a meeting of shareholders or by a majority of the board.

On March 8, 2007, your board amended the bylaws to increase the number of directors from nine to ten, thereby creating one vacancy on the board, and appointed Ward M. Klein to fill the vacancy until the upcoming 2007 annual meeting. In searching for a new director, Mr. Bower, as the Chair of the Governance and Nominating Committee, compiled a list of possible candidates and solicited input from all directors. Mr. Klein was recommended as a nominee by former directors Jerry E. Ritter and Richard A. Liddy. The Governance and Nominating Committee reviewed and considered potential candidates. Mr. Bower then contacted Mr. Klein to initiate discussions about joining the board, and Mr. Klein met with several of the independent directors. Upon the recommendation of the Governance and Nominating Committee, the board appointed Mr. Klein as a director.

There are no family relationships between any of our directors and executive officers.

With a ten person Board, the class of directors whose term will expire in 2008 will have three members; the class whose term will expire in 2009 will have four members; and the class whose term will expire in 2010 will have three members. Your board of directors has nominated three individuals, Ward M. Klein, W. Patrick McGinnis and Hal J. Upbin for election as directors for a three-year term at the 2007 Annual Meeting. Your board of directors also has nominated another current director, Julie C. Esrey, for a two-year term. Each of these nominees currently serves on the Board for a term expiring at the 2007 Annual Meeting.

Your board is not aware that any nominee named in this proxy statement is unwilling or unable to serve as a director. If, however, a nominee is unavailable for election, your proxy authorizes the proxies to vote for a replacement nominee if the board names one. As an alternative, the board may reduce the number of directors to be elected at the meeting. Proxies may not be voted for a greater number of persons than the nominees identified below.

Nominees For A Three-Year Term That Will Expire In 2010:

[PHOTO OF WARD M. KLEIN}

WARD M. KLEIN, 52, has been a director since March 2007. He is a member of the Board of Directors of Energizer Holdings, Inc., a manufacturer of primary batteries, flashlights and men’s and women’s wet shave products, and also serves as Chief Executive Officer of Energizer Holdings, Inc., a position he has held since January 2005. Prior to that time, he served as President and Chief Operating Officer from 2004 to 2005, and as President, International from 2002 to 2004. having first joined Energizer in 1986.

[PHOTO OF W. PATRICK MCGINNIS]

W. PATRICK McGINNIS, 59, has been a director since 1999. He is a member of the Board of Directors and Chief Executive Officer and President of Nestlé Purina PetCare Company, a manufacturer of pet products. From 1997 until 2001, he was a member of the Board of Directors and Chief Executive Officer and President of Ralston Purina Company. He served as President and Chief Executive Officer of the Pet Products Group of Ralston Purina Company from 1992 to 1997, when he was elected to the Board of Directors and to the additional office of Co-Chief Executive Officer of Ralston Purina Company. Mr. McGinnis serves on the Board of Directors of Energizer Holdings, Inc.

[PHOTO OF HAL J. UPBIN]

HAL J. UPBIN, 68, has been a director since 2004 and is Chairman Emeritus of the Board of Directors of Kellwood Company, a marketer of apparel and consumer soft goods. From 1999 to January 31, 2006 Mr. Upbin served as Chairman of the Board of Kellwood Company, and from December 1997 through June 2005, he was Chief Executive Officer of Kellwood Company. From 1994 until 1997, he was President and Chief Operating Officer of Kellwood Company, and from 1992 until 1994, he was Executive Vice President Corporate Development of Kellwood Company. He served as Vice President Corporate Development of Kellwood Company from 1990 to 1992 and was President of American Recreation Products, Inc., a subsidiary of Kellwood, from 1988 to 1992. Mr. Upbin is also a member of the Board of Trustees for Pace University and a Council Member of Washington University’s Olin School of Business.

Nominee For A Two-Year Term That Will Expire In 2009:

[PHOTO OF JULIE C. ESREY]

JULIE C. ESREY, 68, has been a director since 1995. From 1962 to 1976, she was employed as an International Economist for Exxon Corporation, where she subsequently was engaged as a consultant. Ms. Esrey has served as a member of the Executive Committee of the Board of Trustees of Duke University and a director of the Duke Management Company. She also has served as a director of Bank IV Kansas, National Association, in Wichita, Kansas.

Your Board of Directors recommends a vote “FOR” these nominees.

Continuing Directors Whose Terms Will Expire In 2008:

[PHOTO OF RONALD A. FROMM]

RONALD A. FROMM, 56, has been our Chairman of the Board of Directors and Chief Executive Officer and a director since 1999. From 1999 until January 2004, he also served as our President, and during 1998 served as a President of our branded wholesale division. From 1992 until 1998, he served as Executive Vice President of our Famous Footwear division, and prior to that time served as its Chief Financial Officer. He currently serves as Chairman Emeritus and member of the Board of Directors of the Footwear Distributors and Retailers of America (FDRA), Chairman of the Board of Directors of the Fashion Footwear Association of New York (FFANY), and Chairman of the Board of Directors of the Two/ Ten International Footwear Foundation.

[PHOTO OF STEVEN W. KORN]

STEVEN W. KORN, 53, has been a director since 2004. He has been the Publisher of the Daily Report, a legal newspaper located in Atlanta, Georgia, since 2005. Until 2000, he was Vice Chairman and Chief Operating Officer of CNN, a position he held starting in 1996. Previously, he served as the Vice President, General Counsel and Secretary at Turner Broadcasting System, Inc. (TBS). Mr. Korn has also served as an attorney specializing in civil litigation involving media, entertainment and telecommunications issues. Mr. Korn currently serves on the boards of Public Broadcasting System, Vassar College, SV Investment Partners, LLC, and Precision IR Group.

[PHOTO OF PATRICIA G. MCGINNIS]

PATRICIA G. McGINNIS, 59, has been a director since 1999. She is the President and Chief Executive Officer of The Council for Excellence in Government, a national membership organization of private sector leaders who have served as senior officials in government. She has held that position since May 1994. From 1982 until May 1994, she was a principal at the FMR Group, a public affairs consulting firm.

Continuing Directors Whose Terms Will Expire In 2009:

[PHOTO OF JOSEPH L. BOWER]

JOSEPH L. BOWER, 68, has been a director since 1987. Since 1973, he has been the Donald Kirk David Professor of Business Administration at Harvard Business School. Mr. Bower serves as a director of Anika Therapeutics, Loews Inc., the New America High Income Fund, Sonesta International Hotels Corporation and the TH Lee Putnam EOP Fund.

[PHOTO OF CARLA HENDRA]
CARLA HENDRA, 50, has been a director since November 2005. Since July 2005, she has been the Co-Chief Executive Officer of Ogilvy North America, a one-to-one marketing services network and since 1998, she has been the President of OgilvyOne N.A. Ms. Hendra leads the North American region of OgilvyOne Worldwide, the world’s leading. Prior to joining Ogilvy in 1996, Ms. Hendra served as Executive Vice President, Grey Direct, a division of Grey Advertising from 1992 to 1996. Ms. Hendra serves as a director of Ogilvy & Mather Worldwide and OgilvyOne Worldwide. She also serves as a director of Unica Corporation, a company engaged in the enterprise marketing management software business.

[PHOTO OF MICHAEL F. NEIDORFF]
MICHAEL F. NEIDORFF, 64, has been a director since March 2006. Since 1996, he has been the President and Chief Executive Officer of Centene Corporation, a government services managed care company; and since May 2004, has also served as Centene’s Chairman of the Board.

ITEM 2 - AMENDMENT TO CERTIFICATE OF INCORPORATION TO REDUCE PAR VALUE OF
THE COMMON STOCK FROM $3.75 TO $.01 PER SHARE

Your board has approved, and recommends the adoption by shareholders of, an amendment to the Company's Restated Certificate of Incorporation to reduce the par value of the common stock to $.01 per share. The Restated Certificate of Incorporation currently authorizes the issuance of shares of common stock with a par value of $3.75 per share. Your board believes it is in the best interests of shareholders to amend the Certificate of Incorporation to reduce the par value of the common stock to $.01 per share to provide flexibility for future dividends.

Historically, the concept of par value served to protect creditors and senior security holders by ensuring that a company received at least the par value as consideration for issuance of stock. Over time, the concept of par value has lost its significance for the most part. Many companies that incorporate today use a nominal par value or have no par value.

The reduction in the par value of the common stock would result in a reduction in the capital stock account (approximately $162 million as of April 4, 2007) on the Company's balance sheet and a corresponding increase in the additional paid-in (or surplus) capital account. The reduction in the par value would reduce the amount required to be carried by the Company as capital, thereby potentially increasing the Company's surplus capital available for dividends and other distributions and for other corporate purposes. Your board has not proposed the reduction in the par value with the intention of declaring special or additional dividends on the common stock.

The reduction in the par value should have no effect on the rights of the holders of the common stock except for the minimum amount per share the Company may receive upon the issuance of authorized but unissued shares and added dividend flexibility. The reduction in the par value would not change the number of authorized shares of common stock. Also, no change to the par value is proposed with respect to the authorized preferred stock, none of which is issued and outstanding.

If this proposal is approved, the fourth article of the Restated Certificate of Incorporation will be amended and restated to read as follows:

"FOURTH: The aggregate number of shares which the Corporation shall have the authority to issue is 101,000,000 of which 100,000,000 shares shall be Common Stock having a par value of $.01 per share and 1,000,000 shares shall be Preferred Stock having a par value of $1.00 per share."

The amendment to the Restated Certificate of Incorporation will become effective upon the filing of such amendment with the Secretary of State for the State of New York.

If this proposal is approved, certificates representing shares of common stock, $3.75 par value per share, issued and outstanding prior to the effective date of filing of the amendment to the Restated Certificate of Incorporation, will be changed to represent the same number of shares of the common stock, $.01 par value per share, as they did prior to such effective date. Existing certificates will not be exchanged for new certificates. Please do not return any certificates to the Company.

The Board of Directors recommends a vote “FOR” the amendment to the certificate of incorporation to reduce par value of the common stock.

ITEM 3 -RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Ratification of Ernst & Young LLP

The Audit Committee has appointed Ernst & Young LLP as the independent registered public accountants to audit the company’s consolidated financial statements for the fiscal year ending February 2, 2008. The Audit Committee and the board are requesting that shareholders ratify this appointment as a means of soliciting shareholders’ opinions and as a matter of good corporate practice. If the shareholders do not ratify the selection of Ernst & Young LLP, the audit committee will consider any information submitted by the shareholders in connection with the selection of the independent registered public accountants for the next fiscal year. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of different independent registered public accountants at any time during the fiscal year if the audit committee believes such a change would be in the best interest of the Company and its shareholders.

Representatives of Ernst & Young LLP do not plan to make a formal statement at the annual meeting. However, we expect that they will attend the meeting and be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants.

Fees Paid to Independent Registered Public Accountants

During fiscal 2006 and fiscal 2005, Ernst & Young LLP were our independent registered public accountants and charged fees for services rendered to us as follows:

Service Fees	2006 Fees	2005 Fees
Audit Fees(1)	$1,111,119	$1,438,603
Audit-related Fees(2)	89,097	67,987
Tax Fees(3)	107,298	125,700
All Other Fees	--	--
Total	$1,307,514	$1,632,290

_____________

(1)	The audit services performed in 2005 included services in connection with our acquisition of Bennett Footwear and our offering of 8.75% senior notes.
(2)	The audit-related services performed in 2006 and 2005 were audits of our employee benefit plans.
(3)	The tax services in 2006 and 2005 included tax compliance (including preparation and/or review of tax returns), tax planning and tax advice, including assistance with tax audits.

In 2006, all of the audit, audit-related and tax services were pre-approved in accordance with the Audit Committee’s audit and non-audit services pre-approval policy that requires the committee, or the chair of the committee to pre-approve services to be provided by the Company’s independent registered public accountants. Pursuant to this policy, the committee will consider whether the services to be provided by the independent registered public accountants are prohibited by the SEC and consistent with the SEC’s rules on auditor independence and whether the independent registered public accountants are best positioned to provide the most effective and efficient services. The committee is mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve such services. The committee has delegated to the chair of the committee pre-approval authority between committee meetings and the chair must report any pre-approval decisions to the committee at the next scheduled committee meeting.

Audit Committee Report

The Audit Committee oversees the Company’s financial reporting process on behalf of your board of directors. Management is primarily responsible for the financial statements and reporting process including the systems of internal controls, while the independent registered public accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States, and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

In this context, the committee has met and held discussions with management and the internal auditors and independent registered public accountants. The committee discussed with the Company’s internal and independent registered public accountants the overall scopes and plans for their respective audits. The committee met, at least quarterly, with the internal and independent registered pubic accountants, with and without management present, and discussed the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. Management represented to the committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accountants, including their judgments as to the quality, not just the acceptability, of the Company’s accounting principles; the reasonableness of significant judgments and clarity of disclosures; and such other matters as are required to be discussed with the committee under auditing standards generally accepted in the United States.

The Company’s independent registered public accountants also provided to the committee the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee discussed with the independent registered public accountants that firm’s independence, including those matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90. The Audit Committee considered whether the provision by Ernst & Young, LLP of non-audit services, including tax services, was compatible with their independence.

In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors and the board approved including the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended February 3, 2007 for filing with the Securities and Exchange Commission. The committee has retained Ernst & Young LLP as the Company’s independent registered public accountants for fiscal 2007.

While the committee has the responsibilities and powers set forth in its charter, it is not the duty of the committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent registered public accountants. Nor is it the duty of the committee to conduct investigations or to assure compliance with laws and regulations and the Company’s business conduct policies.

Audit Commitee
Hal J. Upbin , Chair
Steven W. Korn
W. Patrick McGinnis

EXECUTIVE COMPENSATION

•	Executive Compensation disclosures to be included in Definitive Schedule 14A

Compensation Committee Interlocks and Insider Participation

The members of the compensation committee for fiscal 2006 were those indicated in the table under the heading “Board Meetings and Committees.” None of the members of the Compensation Committee has been an officer or employee of ours. No executive officer of ours has served on the board of directors or Compensation Committee of any other entity that has or has had one or more executive officers serving as a member of your board.

PRINCIPAL HOLDERS OF OUR STOCK

The following table shows all persons or entities that we know to beneficially own more than 5% of our common stock on April __, 2007, with shareholdings adjusted for the recent stock split:

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percent of Outstanding Common Stock

Barclays Global Investors, N. A. and related persons Barclays Global Fund Advisors 45 Fremont Street San Francisco, California 94105
2,450,557(1)%

FMR Corp. and other related persons 82 Devonshire Street Boston, Massachusetts 02109
2,274,285(2)%

Goldman Sachs Asset Management, L.P.
32 Old Slip	2,537,083(3)%
New York, New York 10005

__________________

(1) Based on its filings with the SEC, the group including Barclays Global Investors, N.A. possessed sole voting power over 2,262,292 shares and sole dispositive power over 2,450557 shares

(2) Based on its filings with the SEC, the group including FMR Corp. possessed sole power to vote 654,585 shares and sole power to dispose of 2,274,285 shares, and disclaims that certain named persona are acting as a group.

(3) Based on its filings with the SEC, Goldman Sachs Asset Management, L.P. is an investment advisor and disclaims beneficial ownership of any securities managed on its behalf by third parties.

OTHER MATTERS

We know of no other matters to come before the annual meeting. If any other matters properly come before the annual meeting, the proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such proxies.

Shareholder Proposals for the 2008 Annual Meeting

According to our bylaws, proposals of eligible shareholders intended to be presented at the 2008 annual meeting, currently scheduled to be held on May 22, 2008, must be received by us no less than 90 days (by February 22, 2008) and no more than 120 days (by January 23, 2008) prior to the meeting. According to the rules of the SEC, we must receive any such proposal by December __, 2007 for inclusion in our proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

A shareholder’s notice is required to set forth as to each matter the shareholder proposes to bring before the meeting various information regarding the proposal, including (a) a brief description of the business desired to be brought before the meeting and the reasons therefor, (b) the name and address of such shareholder proposing such business, (c) the number of shares of our stock beneficially owned by such shareholder and (d) any material interest of such shareholder in such business. These requirements are separate from and in addition to the SEC’s requirements a shareholder must meet to have a proposal included in our proxy statement.

In order for a shareholder to nominate a candidate for director, under our bylaws, timely notice of the nomination must be received by us in advance of the meeting. In order to be timely, we must receive such notice not less than 90 days (by February 22, 2008) and no more than 120 days (by January 23, 2008) prior to the meeting. However, if we give you notice or publicly disclose the meeting date less than 100 days’ prior to the date of the meeting, you must give us notice by no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The shareholder filing the notice of nomination must describe various matters regarding the nominee, including such information as (a) the name, age, business and residence addresses, occupation and shares held of such person; (b) any other information relating to such nominee required to be disclosed in the proxy statement; and (c) the name, address and shares held by the shareholder.

In each case, notice must be given to our Senior Vice President, General Counsel and Corporate Secretary, whose address is 8300 Maryland Avenue, St. Louis, Missouri 63105. We will send a copy of our bylaws to any shareholder, without charge, upon written request. Our bylaws are also available on our website at www.brownshoe.com/governance.

Other

The New York Business Corporation Law requires that New York corporations, including the Company, provide information to their shareholders regarding any policies of directors’ and officers’ liability insurance which have been purchased or renewed. Accordingly, we want to notify our shareholders that, effective October 31, 2006, we purchased policies of directors’ and officers’ liability insurance from Federal Insurance Company, National Union Fire Insurance Company of Pittsburgh, PA, St. Paul Mercury Insurance Company and Allied World Assurance Company (U.S.) Inc.. These policies cover all duly elected directors and all duly elected or appointed officers and non-officer employees (if a co-defendant with an officer or director) of Brown Shoe Company, Inc. and its subsidiary companies. The policy premiums for the term ending on October 31, 2007 are $602,575.  To date, no claims have been paid under any policy of directors’ and officers’ liability insurance.

The Company undertakes to provide, without charge, to each shareholder a copy of the Company’s report on Form 10-K for fiscal 2006, including the financial statements and financial statement schedule. For your copy, please write to our Corporate Secretary at 8300 Maryland Avenue, St. Louis, Missouri 63105 or you may access such report on the Company’s website at www.brownshoe.com/secfilings.

Even though you plan to attend the meeting in person, please sign, date and return the enclosed proxy promptly or vote by telephone or over the Internet in accordance with the instructions shown on the enclosed proxy. You have the power to revoke your proxy, at any time before it is exercised, by giving written notice of revocation to our Senior Vice President, General Counsel and Corporate Secretary or by duly executing and delivering a proxy bearing a later date, or by attending the annual meeting and casting a contrary vote. All shares represented by proxies received in time to be counted at the annual meeting will be voted. A postage paid, return addressed envelope is enclosed for your convenience. Your cooperation in giving this your immediate attention will be appreciated.

/s/ MICHAEL I. OBERLANDER
MICHAEL I. OBERLANDER
Senior Vice President, General Counsel
and Corporate Secretary

8300 Maryland Avenue
St. Louis, Missouri 63105

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.
Mark  ⁫
Here
For Address
Change or Comments
 PLEASE SEE REVERSE SIDE
                            WITHHELD
 FOR    FOR ALL
ITEM 1. ELECTION OF DIRECTORS⁫    ⁫      ITEM 2. REDUCE PAR VALUE OF BROWN    FOR     AGAINST     ABSTAIN
Nominees:                       SHOE COMMON STOCK                         ☐                        ☐                           ☐
01 Julie C. Esrey
02 Ward M. Klein             ITEM 3. RATIFICATON OF INDEPENDENT    FOR    AGAINST    ABSTAIN
03 W. Patrick McGinnis               ACCOUNTANTS                                ☐                        ☐                           ☐
04 Hal J. Upbin

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

________________________________________
┐

Signature_________________________________________ Signature____________________________________Date__________________________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
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WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/bws Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, invest-ment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement
on the Internet at www.brownshoe.com/investor

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
BROWN SHOE COMPANY, INC.

The undersigned hereby appoints Ronald A. Fromm, Mark E. Hood and Richard C. Schumacher, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Brown Shoe Company, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held May 24, 2007 or at any adjournment or postponement thereof, with all powers that the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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You can now access your Brown Shoe Company, Inc. account online.

Access your Brown Shoe Company, Inc. shareholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Brown Shoe Company, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com/
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

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